Exhibit 1



                      INDEPENDENT ACCOUNTANT'S REPORT



To the Board of Directors
Central Newspapers, Inc.

We have reviewed the consolidated statement of financial position of Central Newspapers, Inc. as of September 24, 1995, the consolidated statements of income for the fiscal three-month and fiscal nine-month periods ended September 24, 1995 and September 25, 1994 and shareholders' equity and cash flows for the fiscal nine-month periods ended September 24, 1995 and September 25, 1994. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated statement of financial position as of December 25, 1994, and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended (not presented herein); and in our report dated February 24, 1995, we expressed an unqualified opinion on those consolidated financial statements.

As discussed in Note 8 to the consolidated financial statements, the Company adopted, effective at the beginning of 1994, Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No. 115).



/s/ Geo. S. Olive & Co. LLC
---------------------------
Geo. S. Olive & Co. LLC

Indianapolis, Indiana
October 20, 1995